                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              AT HOME CORPORATION
                   ----------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                        77-0408542
           --------                                       -------------
(State of incorporation or organization)                (I.R.S. Employer
                                                     Identification Number)


    425 BROADWAY
    REDWOOD CITY, CALIFORNIA                                  94063
    ------------------------                                 --------
(Address of principal executive offices)                    (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.

       Securities to be registered pursuant to Section 12(g) of the Act:


                     SERIES A COMMON STOCK, $0.01 PAR VALUE
                     --------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Series A Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-27323) as originally filed with the Securities and Exchange Commission on May 16, 1997, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the
      ----------------------
Registration Statement, is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number              Exhibit Title or Description
          ------              ----------------------------
          3.01                Third Amended and Restated Certificate of
                              Incorporation of Registrant filed August 14, 1996
                              (incorporated by reference to Exhibit 3.01 to the
                              Registration Statement).

          3.02 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant filed April 11, 1997 (incorporated by reference to Exhibit 3.02 to the Registration
                              Statement).

          3.03                Certificate of Designation of Series C
                              Convertible Participating Preferred Stock of
                              Registrant filed April 11, 1997 (incorporated by reference to Exhibit 3.03 to the Registration
                              Statement).

          3.04                Form of Certificate of Amendment of the
                              Third Amended and Restated Certificate of
                              Incorporation of Registrant to be effective upon the closing of the initial public offering
                              (incorporated by reference to Exhibit 3.04 to the Registration Statement).

          3.05 Form of Second Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.05 to the Registration Statement).

          4.01                Third Amended and Restated Registration
                              Rights Agreement, dated April 11, 1997, among
                              Registrant and the parties indicated therein
                              (incorporated by reference to Exhibit 4.01 to the Registration Statement).

          4.02                Letter Agreement relating to Tag-Along/Drag-
                              Along Rights, dated April 11, 1997, among
                              Registrant and the parties indicated therein
                              (incorporated by reference to Exhibit 4.02 to the Registration Statement).

          4.03                Canadian Purchase Letter Agreement, dated
                              April 11, 1997, among Registrant and the parties indicated therein (incorporated by reference to Exhibit 4.03 to the Registration Statement).

          4.04                Form of Amended and Restated Stockholders'
                              Agreement, dated August 1, 1996, among Registrant and the parties indicated therein, as amended to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit 4.04 to the Registration Statement).

          4.05                Form of certificate of Registrant's Series A
                              Common Stock (incorporated by reference to Exhibit
                              4.05 to the Registration Statement).

          99.01               The description of Registrant's capital
                              stock set forth under the caption "Description of Capital Stock" on pages 69 through 71 of the Prospectus included in the Registration Statement.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 10, 1997               At Home Corporation



                                    By:  /s/ Kenneth A. Goldman
                                        -----------------------
                                        Kenneth A. Goldman
                                        Senior Vice President and
                                        Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number   Exhibit Title or Description
-------- ----------------------------
3.01     Third Amended and Restated Certificate of Incorporation of Registrant
         filed August 14, 1996 (incorporated by reference to Exhibit 3.01 to the
         Registration Statement).

3.02     Certificate of Amendment of Third Amended and Restated Certificate of
         Incorporation of Registrant filed April 11, 1997 (incorporated by reference to Exhibit 3.02 to the Registration Statement).

3.03     Certificate of Designation of Series C Convertible Participating
         Preferred Stock of Registrant filed April 11, 1997 (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.04     Form of Certificate of Amendment of the Third Amended and Restated
         Certificate of Incorporation of Registrant to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit 3.04 to the Registration Statement).

3.05 Form of Second Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.05 to the Registration Statement).

4.01     Third Amended and Restated Registration Rights Agreement, dated April
         11, 1997, among Registrant and the parties indicated therein
         (incorporated by reference to Exhibit 4.01 to the Registration
         Statement).

4.02     Letter Agreement relating to Tag-Along/Drag-Along Rights, dated April
         11, 1997, among Registrant and the parties indicated therein
         (incorporated by reference to Exhibit 4.02 to the Registration
         Statement).

4.03     Canadian Purchase Letter Agreement, dated April 11, 1997, among
         Registrant and the parties indicated therein (incorporated by reference to Exhibit 4.03 to the Registration Statement).

4.04     Form of Amended and Restated Stockholders' Agreement, dated August 1,
         1996, among Registrant and the parties indicated therein, as amended to be effective upon the closing of the initial public offering
         (incorporated by reference to Exhibit 4.04 to the Registration
         Statement).

4.05 Form of certificate of Registrant's Series A Common Stock (incorporated by reference to Exhibit 4.05 to the Registration Statement).

99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" on pages 69 through 71 of the Prospectus included in the Registration Statement.

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